UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2017

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On April 14, 2017, we issued a press release announcing that our board of directors has approved a one-for-ten reverse split of our outstanding common stock and a corresponding, proportional reduction in the number of our authorized shares of common stock, each to become effective pursuant to the filing of articles of amendment to our articles of incorporation. We currently plan for the reverse stock split and corresponding reduction in authorized shares of common stock to become effective at approximately 5:00 PM Eastern Time on April 24, 2017, and for the common stock to begin trading on the NYSE MKT on a split-adjusted basis at the open of trading on April 25, 2017. Upon the effectiveness of the reverse stock split, each ten issued and outstanding shares of common stock will be automatically combined into one share of common stock. The reverse stock split, if implemented, will be effected on a record holder-by-record holder basis, and cash will be paid in lieu of any fractional shares that would otherwise result from the reverse stock split. We may elect to abandon the reverse stock split at any time before the articles of amendment to our articles of incorporation are filed with the State of Washington.

On April 17, 2017, we issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) provided positive feedback on our previously submitted detailed development proposal to commence a Phase 2 trial with our proprietary bacteriophage cocktail AB-SA01 for the treatment of antibiotic-resistant Staphylococcus aureus infections in patients with chronic rhinosinusitis. The FDA’s feedback followed a Type B telephonic meeting held with us on February 21, 2017. In the official minutes from the meeting, the FDA acknowledged that phage therapy is an exciting approach to treatment of multidrug-resistant organisms and expressed a commitment to addressing the unique regulatory challenges that might arise during product development.

We also announced that following a review of the status of our internal programs, resources and capabilities, we have begun to explore a wide range of strategic alternatives to maximize value for our shareholders. We have retained H.C. Wainwright & Co., LLC to advise the Company and its board of directors in this effort. We do not have a defined timeline for the exploration of strategic alternatives and are not confirming that the process will result in any strategic alternative being announced or consummated. We do not intend to discuss or disclose further developments during this process unless and until its board of directors has approved a specific action or otherwise determined that further disclosure is appropriate.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements related to the anticipated timing and implementation of the proposed reverse split of our outstanding common stock, the expected benefits of the reverse stock split, the possibility of entering into Phase 2 trials and strategic opportunities. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in these forward-looking statements are risks and uncertainties associated with: (i) the trading price of our common stock, including the possibility that the trading price will not increase in the same proportion as the reduction in the number of outstanding shares of common stock following the proposed reverse stock split; (ii) whether any increase in the trading price of our common stock following the reverse stock split will be sufficient to attract brokers and investors who do not trade in lower priced stocks; (iii) whether the proposed reverse stock split will have the desired effect of enhancing the liquidity of our common stock, which liquidity may be negatively impacted given the reduced number of shares outstanding after the reverse stock split and the increase in the number of shareholders who own “odd lots” of fewer than 100 shares of common stock (brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock); and (iv) our business and financial condition and the other risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (“SEC”), and other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2017	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer